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                                                                       Exhibit 5

                               Reid & Priest LLP
                              40 West 57th Street
                            New York, New York 10019


                                                              New York, New York
                                                                  March 24, 1995



Photronics, Inc.
1061 East Indiantown Road, Suite 318
Jupiter, Florida 33477

                 Re:      Photronics, Inc.
                          Registration Statement on Form S-3
                          ----------------------------------
Dear Sirs:

                 We have acted as counsel for Photronics, Inc., a Connecticut corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed offering of up to 2,300,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), including (i) 1,765,900 shares of Common Stock to be issued and sold by the Company, including 300,000 shares of Common Stock that are the subject of an over-allotment option granted to the Underwriters, and (ii) 534,100 shares of Common Stock by certain selling shareholders (the "Selling Shareholders"), including (a) 84,100 shares of Common Stock (the "Option Shares") to be issued by the Company upon the exercise of certain currently exercisable stock options (the "Stock Options") and (b) 7,500 shares of Common Stock (the "Warrant Shares") to be issued by the Company upon the exercise of a warrant (the "Warrant") and sold by certain Selling Shareholders.

                 We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of the Company, each as amended, and the proposed underwriting agreement among the Company, the Selling Shareholders and the
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Photronics, Inc.
March 24, 1995
Page 2


representatives of the several Underwriters in the form filed as Exhibit 1 to the Registration Statement (the "Underwriting Agreement") and such other documents, corporate records, certificates of public officials and instruments as we have considered necessary or advisable for the purpose of this opinion. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have not independently verified such information and assumptions.

                 We are not members of the Bar of any jurisdiction other than the State of New York, and we express no opinion as to the law of any jurisdiction other than the laws of the State of New York. Insofar as our opinion concerns Connecticut law, we have relied upon the opinion of Cohen and Wolf, P.C., which we have attached hereto, and our opinion is subject to such qualifications and assumptions set forth in such opinion, which are incorporated herein.

                 Subject to the foregoing, and based on such examination and review, we are of the opinion that:

                 1. The Company is a corporation organized and existing in good standing under the laws of the State of Connecticut.

                 2. The 1,765,900 shares of Common Stock proposed to be offered by the Company, when issued and delivered upon payment therefor in accordance with the terms and conditions of the Underwriting Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

                 3. Of the 534,100 shares of Common Stock proposed to be offered by the Selling Shareholders (i) 422,500 shares of Common Stock have been duly authorized, are validly issued, fully paid and non-assessable, and (ii) 84,100 shares of Common Stock issuable upon exercise of the Stock Options have been duly authorized and reserved for issuance, and, when issued in accordance with the terms and conditions thereof, such Option Shares will be validly issued, fully paid and non-assessable and (iii) 7,500 shares of Common Stock issuable upon exercise of the Warrant have been duly authorized and reserved for issuance, and, when issued in accordance with the terms and conditions thereof, such Warrant Shares will be validly issued, fully paid and non-assessable.
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Photronics, Inc.
March 24, 1995
Page 3




                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us contained under the heading "Legal Matters" in the Prospectus which forms part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we belong to the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

                                                   Very truly yours,



                                                   /s/ Reid & Priest LLP
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                             Cohen and Wolf, P.C.



                                                                  March 23, 1995


Reid & Priest LLP
40 West 57th Street
New York, NY  10019

         Re:     Photronics, Inc.
                 ----------------
Ladies and Gentlemen:

        We have been requested by Photronics, Inc., a Connecticut corporation (the "Company"), to furnish you our opinion in connection with the public offering (the "Offer") of up to 1,765,900 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), by the Company, including up to 300,000 shares that are the subject of an over-allotment option granted to the several underwriters (the "Underwriters"), and of up to 534,100 shares of Common Stock by certain shareholders (the "Selling Shareholders") whose names are set forth in the Registration Statement (as defined below), including 91,600 shares (the "Option Shares") to be issued by the Company upon the exercise of certain options (the "Options") and a warrant (the "Warrant"). The shares of Common Stock to be sold by the Company and the Selling Shareholders are sometimes referred to herein, as applicable, as the "Securities." The Offer is to be made pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended.

         In connection with rendering this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and other instruments as we have deemed necessary or appropriate for the purposes of rendering this opinion, including: (a) the Certificate of Incorporation, as amended, of the Company; (b) the by-laws, as amended, of the Company; (c) the minutes of meetings or written consents of the Board of Directors of the Company (the "Board"), including the resolutions adopted by the Board on March 16, 1995 with respect to the Offer; (d) the draft underwriting agreement among the Company, the Selling Shareholders and the representatives of the several Underwriters in the form filed as Exhibit 1 to the Registration Statement (the "Underwriting Agreement"); (e) the Registration Statement; (f) two separate Trust Agreements, each dated June 3, 1988, with respect to the Constantine S. Macricostas Personal Income Trust f/b/o George Macricostas and with respect to the Constantine S. Macricostas Personal Income Trust f/b/o Stephen Macricostas (each as in existence
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March 23, 1995
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on April 26, 1991); (g) the Company's 1988 Non-Qualified Stock Option
Plan and 1992 Stock Option Plan (the "Plans") and the Non-Qualified Stock Option Agreements (collectively, the "Option Agreements") between the Company and certain of the Selling Shareholders evidencing the Option Shares; and (h) the Warrant issued by the Company to VLSI Technology, Inc. to purchase 7,500 shares of Common Stock (the "Warrant Shares"). We have also examined such other documents, records, certificates of public officials and such other matters of law as we have deemed necessary or appropriate for the purposes of this opinion.

         In our examination of the foregoing instruments, certificates and other documents, we have assumed that: (a) the statements of facts made therein are accurate and complete; (b) the signatures on documents and instruments submitted to us as originals are authentic; (c) the required consideration for shares of Common Stock to be sold by the Selling Shareholders has been fully paid to the Company; and (d) documents submitted to us as copies of original documents conform with the originals thereof and the originals thereof are authentic.

         Based upon the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Connecticut.

         2. The Securities to be sold by the Company have been duly authorized by all necessary corporate action of the Company and, when issued and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

        3. Of the shares of Common Stock proposed to be offered by the Selling Shareholders (i) 442,500 shares of Common Stock have been duly authorized, are validly issued, fully paid and non-assessable, (ii) 84,100 shares of Common Stock issuable upon exercise of the Option Agreements have been duly authorized and reserved for issuance and, when issued in accordance with the terms and conditions thereof and the Plans, such Option Shares will be validly issued, fully paid and non-assessable and (iii) 7,500 shares of Common Stock issuable upon exercise of the Warrant have been duly authorized and reserved for issuance and, when issued in accordance with the terms and conditions thereof, such Warrant Shares will be validly issued, fully paid and non-assessable.

         The opinions expressed herein are qualified in their entirety insofar as no opinion is expressed herein with respect to laws other than the laws of the State of Connecticut.
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March 23, 1995
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         We understand that you will be relying upon this opinion to enable you to opine with respect to the validity of the Securities included in the Offer, and that your opinion will be included as an exhibit to the Registration Statement. We hereby consent to such reliance.


                                         Very truly yours,

                                         COHEN AND WOLF, P.C.



                                        By:  /s/ Richard A. Krantz
                                             ---------------------
                                                 Richard A. Krantz
                                                 Vice President

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